SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            April 11, 2006

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTOR.

Mr. J. Smith Lanier, II, has announced that he is retiring from the Interface, Inc. Board of Directors at the expiration of his current term (which is expected to expire on May 18, 2006). Mr. Lanier has served as a director of the Company since its founding in 1973.

ITEM 7.01     REGULATION FD DISCLOSURE.

Messrs. Daniel T. Hendrix and Patrick C. Lynch, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, will be making a presentation to investors and potential investors at a conference being held April 11, 2006. Messrs. Hendrix and Lynch currently are scheduled to make their presentation on April 11, 2006, at approximately 4:00 p.m. Eastern Time. The presentation will be broadcast live over the Internet. Listeners may access the presentation live over the Internet at http://www.wsw.com/webcast/strh16/ifsia/ or through the Company’s website at http://www.interfaceinc.com/results/investor/. The archived version of the presentation will be available at these sites for a period of ninety days beginning shortly after the presentation ends.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: April 11, 2006